SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 11, 2005

Date of Report (Date of earliest event reported)
CASA MUNRAS HOTEL PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

California	0-8901	95-3235634

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8885 Rio San Diego Drive, Suite 220, San Diego, California 92108
(Address of principal executive offices including zip code)
(619) 297-4040
(Registrant’s telephone number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Section 1. Registrant’s Business and Operations.
Item 1.01 Entry Into A Material Definitive Agreement.
     Casa Munras Hotel Partners, L.P., a California limited partnership (the “Registrant” and the “Seller”) signed a Purchase Agreement on August 11, 2005 (the “Purchase Agreement”) for the sale of the Casa Munras Garden Hotel (the “Property”), its primary asset, to be acquired by Casa Munras Hotel, LLC, a Delaware limited liability company (the “Buyer”) at a purchase price of $13.9 million (less certain adjustments). The Purchase Agreement contains provision for a Back-Up Offer by Lotus Hospitality, Inc. (“Lotus”), and, on August 15, 2005, Lotus and the Registrant signed a Conditional Agreement for the Purchase and Sale of Real Estate (the “Conditional Agreement”), pursuant to which, if the Buyer determines not to proceed before the end of its due diligence inspection or if the sale to the Buyer does not close by certain deadlines, Lotus can purchase the Property on substantially the same terms as those contained in the Purchase Agreement as if Lotus were the Buyer thereunder, except that certain time periods would differ and certain other conforming and minor changes would be made.
     The above descriptions of the Purchase Agreement and the Conditional Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the text of the Registrant’s letter to Limited Partners advising them of the proposed transaction, attached hereto as Exhibit 99.1, (ii) the Purchase Agreement between the Seller and Buyer, attached hereto as Exhibit 99.2, and (iii) the Conditional Agreement, attached hereto as Exhibit 99.3, each of which is hereby incorporated by reference into this item 1.01.
Section 9. Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
a.	Not applicable

b.	Not applicable

c.	Exhibits

Exhibit
Number	Description
99.1	Casa Munras Hotel Partners, L.P. letter to Limited Partners by General Partner dated August 17, 2005.

99.2	Purchase Agreement among Registrant, Casa Munras GP, LLC, John F. Rothman, Maxine Young and Casa Munras Hotel, LLC dated August 11, 2005.

99.3	Conditional Agreement for the Purchase and Sale of Real Property between Registrant and Lotus Hospitality, Inc. dated August 15, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA MUNRAS HOTEL PARTNERS, L.P.

By	CASA MUNRAS GP, LLC
General Partner

	By:	/s/ JOHN F. ROTHMAN

John F. Rothman
Managing Member
Dated: August 17, 2005